Exhibit 10.1
TREMONT NET FUNDING II, LLC
200 State Street
Boston, Massachusetts 02109
December 29, 2009
GERA 6400 SHAFER LLC
c/o Grubb & Ellis Realty Advisors
500 West Monroe, Suite 2800
Chicago, Illinois, 60661
GERA ABRAMS CENTRE LLC
c/o Grubb & Ellis Realty Advisors
500 West Monroe, Suite 2800
Chicago, Illinois, 60661
Re: TREMONT NET FUNDING II, LLC LOAN ARRANGEMENT (THE “LOAN ARRANGEMENT”) WITH GERA 6400 SHAFER LLC AND GERA ABRAMS CENTRE LLC.
Dear Sir/Madam:
Reference is made to that certain $42,500,000.00 loan (hereinafter, the “Loan”) entered into by and among GERA ABRAMS CENTRE LLC, a Delaware limited liability company (“Abrams”), GERA 6400 SHAFER LLC, a Delaware limited liability company (“Shafer” and together with Abrams, individually and collectively, jointly and severally, the “Borrower”) and TREMONT NET FUNDING II, LLC (the “Lender”), under that certain (i) Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 15, 2007 which grants Lender a first priority lien on that certain property located at 9330 LBJ Freeway, Dallas, Texas 75231 (the “Abrams Property”) and (ii) Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 15, 2007 which grants Lender a first priority lien on that certain property located at 6400 Shafer Court, Rosemont, Illinois (the “Shafer Property” and together with the Abrams Property, collectively, the “Property”)(hereinafter, collectively, as have been, or may be amended, modified or supplemented, the “Security Instrument”). Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Security Instrument.
Whereas, Borrower has requested and Lender has agreed as follows:
(1) The term of the Loan is hereby extended from July 9, 2009 until March 31, 2010. Accordingly, each reference in the Loan Documents to July 9, 2009 shall be deleted in its entirety and replaced with March 31, 2010. Borrower shall have no further right to extend the term of the Loan beyond March 31, 2010;

(2) Borrower hereby covenants and agrees that, at all times from the date hereof until March 31, 2010 (the “Final Extension Period”), it will continue to (i) attempt to lease space within the Property to prospective third-party Tenants (in each case, notwithstanding the terms and conditions of the Loan Documents, Lender shall have the right in its sole and absolute discretion to approve each “new” tenant at the Property any extension or amendment of any existing lease and any proposed capital expenditures or tenant improvements to be incurred in connection with any such leases, extensions or amendments), and (ii) cooperate with Lender in marketing the Property to potential purchasers and/or potential joint venture partners. Further, to the extent Lender is successful in procuring a Person willing to (x) purchase all or a portion of the Property for a purchase price and on terms acceptable to Lender in its sole and absolute discretion and/or (y) enter into a joint venture agreement, on terms acceptable to Lender in its sole and absolute discretion in which event Borrower and Guarantor are released from all of their respective direct and indirect ownership of the Property and all of their respective obligations under the Loan Documents. Borrower will, promptly following request by Lender execute all necessary and appropriate documentation evidencing same in such form as is acceptable to Borrower in its commercially reasonable judgment (it being acknowledged and agreed that any documentation which serves to completely release Borrower and Guarantor from all of their respective direct and indirect ownership of the Property and all of their respective obligations under the Loan Documents shall be deemed commercially reasonable and acceptable to Borrower, provided that neither Borrower nor Guarantor are required to incur any cost, expense or contingent liability). Lender shall indemnify, defend and hold Borrower harmless from any and all claims, losses and/or liabilities arising from or related to Lender’s marketing, negotiating and closing any potential sale or joint venture arrangement for the Property;
(3) Simultaneous with Borrower’s execution of this letter (“Letter”), Borrower shall deliver to Lender (x) with respect to the Abrams Property, a fully executed special warranty deed (in blank), bill of sale and assignment of rents and leases and notice letter to Tenants (copies of which are attached hereto as Exhibit A) and (y) with respect to the Shafer Property, a fully executed special warranty deed (in blank), bill of sale and assignment of rents and leases (copies of which are attached hereto as Exhibit B) (the documentation attached as Exhibit A and Exhibit B is hereinafter referred to as the “Real Property Transfer Documentation”). Lender shall hold the foregoing documentation in escrow until the earlier to occur of (i) an Event of Default (in which case Lender shall have the option to record all or a portion of the Real Property Transfer Documentation and effectuate a transfer of all or a portion of the Property), (ii) solely with respect to the Shafer Property, December 29, 2009 and (iii) solely, with respect to the Abrams Property, the earlier to occur of (aa) March 30, 2010, (bb) the Call Option Effective Date or (cc) the Put Option Effective Date (the earlier to occur of (aa), (bb) or (cc) is hereinafter referred to as the “Abrams Transfer Event”).
With respect to the Shafer Property, on or before December 29, 2009, Lender (or its nominee) will record the applicable Real Property Transfer Documentation and effectuate the transfer of the Shafer Property from the Borrower to a nominee of Lender or such other Person as Lender may choose.
With respect to the Abrams Property, on or simultaneous with the occurrence or effectiveness (as the context so requires) of an Abrams Transfer Event, Lender (or its nominee) will record the applicable Real Property Transfer Documentation and effectuate the transfer of the Abrams Property from the Borrower to a nominee of Lender or such other Person as Lender may choose.

Notwithstanding the foregoing or anything to the contrary contained herein and solely with respect to the Shafer Property, Lender hereby agrees that in the event Lender (or its nominee) has not recorded or executed and delivered (as applicable) the applicable Real Property Transfer Documentation and provided written evidence thereof (in the form of conformed copies of the recorded special warranty deeds and counter-signed copies of the bill of sale and assignment of leases and rents) to Borrower by, December 29, 2009, then on December 30, 2009, Borrower shall have the right to record a fully executed special warranty deed (granting title to the Shafer Property to TSLF SHAFER, LLC, a Delaware limited liability company (“Shafer Transferee”) (a copy of which to accept is attached hereto as Exhibit C). Shafer Transferee hereby accepts such special warranty deed and consents to Borrower recording same. In addition to the special warranty deed attached as part of Exhibit C, the Outside Date Real Property Transfer Documentation (as defined below) also includes a bill of sale, assignment of leases and rents and a notice letter to Tenants for the Shafer Property, which will be delivered to and accepted by Shafer Transferee on or before December 31, 2009. Lender and Transferees acknowledge and agree that, except as specifically set forth in any of the Real Property Transfer Documentation or Outside Date Real Property Transfer Documentation applicable to the Shafer Property, any transfer of the Shafer Property by Borrower pursuant to this Letter is on an “as-is”, “where-is” basis without representation or warranty of any kind, express or implied, as to habitability, suitability for a particular purpose, the economic or legal condition of the Property, or any other representation or warranty, except as expressly set forth in this Letter or in the applicable transfer documents;
Further, notwithstanding the foregoing or anything to the contrary contained herein and solely with respect to the Abrams Property, Lender hereby agrees that in the event Lender (or its nominee) has not recorded or executed and delivered (as applicable) the applicable Real Property Transfer Documentation and provided written evidence thereof (in the form of conformed copies of the recorded special warranty deeds and counter-signed copies of the bill of sale and assignment of leases and rents) to Borrower by, the earlier to occur of (a) March 30, 2010, (b) the Call Option Effective Date or (c) the Put Option Effective Date, then on the earlier to occur of (aaa) March 31, 2010, (bbb) the Business Day immediately following the Call Option Effective Date or (ccc) the Business Day immediately following the Put Option Effective Date, Borrower shall have the right to record a fully executed special warranty deed (granting title to the Abrams Property to TSLF ABRAMS, LLC, a Delaware limited liability company (“Abrams Transferee”) (a copy of which is attached hereto as Exhibit D). Abrams Transferee and Shafer Transferee are referred to collectively as “Transferees”. The documentation attached as Exhibit C and Exhibit D is hereinafter referred to as the “Outside Date Real Property Transfer Documentation”). In addition to the special warranty deeds attached as part of Exhibit C and Exhibit D, respectively, the Outside Date Real Property Transfer Documentation also includes a bill of sale, assignment of leases and rents and a notice letter to Tenants for the Abrams Property and Shafer Property, respectively, which will be delivered to and accepted by Transferees on or before dates set forth above applicable to the transfer of the Shafer Property and the Abrams Property, respectively, as the case may be. Lender and Transferees acknowledge and agree that, except as specifically set forth in any of the Real Property Transfer Documentation or Outside Date Real Property Transfer Documentation applicable to the Abrams Property, any transfer of the Abrams Property by Borrower pursuant to this Letter is on an “as-is”, “where-is” basis without representation or warranty of any kind, express or implied, as to habitability, suitability for a particular purpose, the economic or legal condition of the Property, or any other representation or warranty, except as expressly set forth in this Letter or in the applicable transfer documents Lender and Borrower acknowledge that it is currently contemplated that the Abrams Property will be transferred to Abrams Transferee on or about March 31, 2010. However, Lender shall have the right, in its good faith business judgment, to cause the transfer to occur earlier as provided herein. Similarly, in the event that Borrower, in its good faith business judgment, determines that retention of title to the Abrams Property adversely impacts its ability to obtain financing for one or more of its affiliates or is otherwise detrimental to one or more of its affiliates’ business interests, Borrower shall also have the right to cause the transfer to occur earlier as provided herein;

(4) Notwithstanding anything to the contrary contained herein and solely with respect to the Abrams Property, (a) Lender, upon ten (10) Business Days notice to Borrower, shall have the option, in its sole and absolute discretion, to record the applicable Real Property Transfer Documentation and effectuate the transfer of the Abrams Property from the Borrower to a nominee of Lender or such other Person as Lender may choose (“Call Option”). In the event Lender exercises the Call Option, Lender shall record the Real Property Transfer Documentation applicable to the Abrams Property, on the eleventh (11th) Business Day following notice to Borrower of its intention to exercise the Call Option (“Call Option Effective Date”) and (b) Borrower, upon ten (10) Business Days notice to Lender, shall have the option, in its sole and absolute discretion, to direct the Lender to record the Real Property Transfer Documentation applicable to the Abrams Property (“Put Option”). In the event Borrower exercises the Put Option, Lender shall record the applicable Real Property Transfer Documentation on the eleventh (11th) Business Day subsequent to its receipt of Borrower’s notice of its intent to exercise the Put Option (“Put Option Effective Date”). In the event Lender fails to comply with the terms and provisions of this Section 4 and record the applicable Real Property Transfer Documentation within the time frame set forth herein, Borrower shall have the right to record the applicable Outside Date Real Property Transfer Documentation.
(5) Simultaneous with the recordation of the Real Property Transfer Documentation or the Outside Date Real Property Transfer Documentation which effectuates the transfer of the Shafer Property, the principal balance of the Loan shall be deemed to be reduced to Eleven Million and 00/100 Dollars.
(6) Unless otherwise determined by Lender subsequent to the occurrence of an Event of Default, at all times during the Final Extension Period the (x) Abrams Property shall be managed by Grubb & Ellis Management Services, Inc. (“Abrams Manager”), pursuant to the terms of that certain Management Agreement (“Abrams Management Agreement”), dated as of February 20, 2007, between Abrams Manager and Abrams and (y) Shafer Property shall be managed by Grubb & Ellis Management Services, Inc. (“Shafer Manager”), pursuant to the terms of that certain Management Agreement (“Shafer Management Agreement”), dated as of February 28, 2007, between Shafer Manager and Shafer. Lender acknowledges and agrees that so long as Abrams Manager and Shafer Manager are performing their respective obligation under their respective management agreement, Abrams Manager shall be entitled to receive the management fees set forth in the Abrams Management Agreement and Shafer Manager shall be entitled to receive the management fees set forth in the Shafer Management Agreement;

(7) Provided there is no Event of Default, on a monthly basis Lender will release funds from the Escrow Accounts in an amount necessary to pay Borrower’s Operating Expenses which are evidenced by current invoices and have been approved by Lender in its reasonable discretion. Lender hereby acknowledges and agrees that (i) as of the date hereof there is no existing Event of Default and (ii) to the best knowledge of Lender, no condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default currently exists;
(8) Borrower hereby acknowledges and agrees that simultaneous with any ownership transfer described herein, all rights to receive rent, awards, condemnation proceeds, refunds of any nature whatsoever and/or any other income resulting from the ownership and operation of the Property (inclusive of any period before the occurrence of such transfer event) shall be irrevocably assigned (by Borrower) to and vested with Abrams Transferee or Shafer Transferee, as the context so requires.
(9) Effective upon the earlier to occur of (a) the closing of any sale or joint venture with respect to the Property, or (b) recordation of the Real Property Transfer Documentation, or (d) recordation of the Outside Date Real Property Transfer Documentation, or (e) December 31, 2009, (1) Lender for itself and its trustees, beneficiaries, agents, affiliates, heirs, successors and assigns, hereby releases and forever discharges Borrower and Guarantor, and any party related to or affiliated with Borrower and Guarantor and their respective successors and assigns (the “Borrower Related Parties”) from and against any and all claims, obligations and/or liabilities, at law or equity which Lender or any party related to or affiliated with Lender and their respective successors and assigns (each a “Lender Related Party”), whether known or unknown, which Lender or a Lender Related Party had, has or may have in the future, arising from or related to any matter or thing relating to or in connection with the Loan and the Loan Documents, including but not limited to, the Guaranty, tenant leases and the tenants, any agreements related to or affecting the tenant leases, the tenants, the Property, or the Loan, any construction defects, errors or omissions in the design or construction and arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners or operators for environmental matters (collectively, “Claims”); and (2) Borrower and Guarantor and each other Borrower Related Party hereby waives, renounces and forever discharges any claims or counterclaims such party has or may have in the future against each and every Lender Related Party, whether at law, under the Loan Documents or in equity, know or unknown arising from or related to any matter which relates to the Loan and/or the Loan Documents. Lender represents and warrants that Lender is the current legal and beneficial owners of all Claims, if any, released hereby and has not assigned, pledged or contracted to assign or pledge any such Claim to any person; and

(10) Each party hereby expressly acknowledges and agrees that nothing contained herein (including, but not limited to, the deliverance or recordation of the (i) Real Property Transfer Documentation and/or (ii) the Outside Date Real Property Transfer Documentation shall serve as a cancellation or termination of the Loan, a release of any collateral which secures the Loan or a termination or cancellation of the Security Instrument. Further, it is expressly acknowledged and agreed that subsequent to any transfer contemplated herein and subsequent to the release of the Borrower Related Parties from liability under the Loan Documents, the Loan will remain outstanding, the Loan Documents will remain in full force and effect and the Property will continue to be encumbered by the Security Instrument until such time as it is foreclosed or cancelled by the Lender in its sole and absolute discretion; provided that none of the Borrower Related Parties (including, without limitation, Borrower and Guarantor) shall have any liability for repayment of the Loan or otherwise under the Loan Documents. It is the express intent of the Parties hereto that the Property conveyed by the (i) Real Property Transfer Documentation and/or (ii) Outside Date Real Property Transfer Documentation shall not merge with the interest or rights of Lender under the Loan Documents, but will be and remain at all times separate and distinct, and Lender may thereafter sell or otherwise transfer the Property free and clear of all rights of Borrower.
If, at any time, this Letter or the conveyance and transfer contemplated hereunder are restrained, enjoined, set aside, avoided or held to be invalid or unenforceable for any reason, in a bankruptcy proceeding or otherwise, as a result of any act or omission by any Borrower Related Party or any bankruptcy proceeding affecting any Borrower Related Party, then the liabilities, obligations, and responsibilities of the Borrower Related Parties released pursuant to Paragraph 7 automatically shall be reinstated and all of the respective rights, privileges and duties of each of Borrower Related Party and Lender under the Loan or the Loan Documents shall be reinstated. No Borrower Related Party shall seek to restrain, enjoin, upset, disturb, set aside, avoid or otherwise overturn any portion of this Letter or the conveyance and transfer contemplated in this Letter and hereby waives any rights it may have to restrain, enjoin, upset, disturb, set aside, avoid or otherwise overturn this Letter or the conveyance and transfer contemplated in this Letter. If a petition for relief under any federal or state bankruptcy, insolvency or reorganization law is filed by or against either Borrower, Lender shall be entitled to immediate relief from the automatic stay (to the extent necessary) to permit Lender to immediately exercise any and all of its rights and remedies with respect to the Loan Documents.
Failure to comply with the terms and conditions hereof shall constitute an Event of Default under the Loan Documents.
Unless specifically modified by the terms hereof, each of the terms, conditions and covenants contained in the Loan Documents shall remain in full force and effect.

Please acknowledge your consent and agreed by countersigning below.

Regards,
TREMONT NET FUNDING II, LLC

By:	/s/ Daniel O. Mee

	Name:	Daniel O. Mee

	Title:	Executive Director

Agreed and assented to as of the  21st day of December, 2009.
Abrams Transferee:

TSLF ABRAMS, LLC,
a Delaware limited liability company

By:	/s/ Douglas G. Lanois

	Name:	Douglas G. Lanois

	Title:	Managing Director

Schafer Transferee:

TSLF SHAFER, LLC,
a Delaware limited liability company

By:	/s/ Douglas G. Lanois

	Name:	Douglas G. Lanois

	Title:	Managing Director

Agreed and assented to as of the 21st day of December, 2009.

Borrower:

GERA ABRAMS CENTRE LLC,
a Delaware limited liability company

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	EVP

GERA 6400 SHAFER LLC,
a Delaware limited liability company

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	EVP

Agreed and assented to as of the 21st day of December, 2009.

Guarantor:

GRUBB & ELLIS COMPANY, a Delaware corporation

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	Executive Vice President

Chief Financial Officer
Abrams Manager:

GRUBB & ELLIS MANAGEMENT SERVICES, INC.

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	Executive Vice President

Chief Financial Officer

Shafer Manager:

GRUBB & ELLIS MANAGEMENT SERVICES, INC.

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	Executive Vice President

Chief Financial Officer